SETTLEMENT AGREEMENT

This Settlement Agreement ("Agreement") is entered into as of October 16, 2018 (the "Effective Date") between Power Clouds, Inc., a Nevada corporation, and all of its subsidiaries (hereinafter collectively referred to as "PWCL"), and Roberto Forlani and TELENERGIA EUROPE SRL, a ROMANIAN corporation with registered address of Strada Madrigalului 42A, Apartment 4, 2nd room ("TES") (hereinafter Mr. Forlani and TES shall collectively be referred to as "TES"). The Parties agree as follows:

WHEREAS, the Parties have entered into this Agreement to fully and finally settle all outstanding amounts between the Parties and the payment obligations of PWCL.

AGREEMENT

WHEREFORE, the parties to this Agreement hereby agree as follows:

1. PWCL shall make payment of Fifty Thousand Dollars ($50,000) to TES within 24 hours of the Effective Date.

2. PWCL hereby assigns to TES Fifty Thousand Dollars ($50,000) currently owed by FRAN to PWCL. The parties have exceuted the assignment agreement as attached in Schedule 1 to this Agreement.

3. The Parties hereby acknowledge and agree that the payments made hereunder are for the full and final settlement of any and all payments owed by PWCL to TES and of any and all claims that each Party may have against the other(s). PWCL hereby releases, waives and forever discharges, individually and collectively, Roberto Forlani and TES, and its current officers, directors, employees, agents, affiliates, predecessors, successors, assigns, subsidiaries and all persons acting through or with them (hereinafter collectively referred to as "Releasees"), from any and all claims, rights, demands, liabilities, causes of action, losses, counterclaims, obligations, third party claims, costs or expenses (including attorneys' fees) of any kind whatsoever, known or unknown, fixed or contingent, suspected or unsuspected, that PWCL may now have or has ever had against Releasees. TES and Robert Forlani each hereby release, waive and forever discharge, individually and collectively, PWCL and its current officers, directors, employees, agents, affiliates, predecessors, successors, assigns, subsidiaries and all persons acting through or with them (hereinafter collectively referred to as "Releasees"), from any and all claims, rights, demands, liabilities, causes of action, losses, counterclaims, obligations, third party claims, costs or expenses (including attorneys' fees) of any kind whatsoever, known or unknown, fixed or contingent, suspected or unsuspected, that TES or Roberto Forlani may now have or has ever had against Releasees. Notwithstanding anything in this Section, it is hereby agreed and acknowledged that this Section shall not be applicable to any future rights that TES may have as a shareholder of Power Clouds Inc., or to any claim, rights, demands, losses, liabilities, damages, obligations, costs or expenses (including attorneys' fees) arising out of a breach of this Agreement.

4. Mr. Forlani shall resign as a member of the Board of Directors of PWCL, pursuant to which Mr. Forlani shall sign the resignation letter, attached hereto, simultaneously with the execution of this Agreement, and Mr. Forlani hereby resigns from any and all executive, administrative or shareholder positions within any PWCL subsidiaries.

5. This is the entire Agreement regarding the subject matter hereof and supersedes all previous and contemporaneous discussions, negotiations, agreements and understandings. No other promises or agreements have been made. In the event of any conflict between this Agreement and any other agreement(s) between some or all of the Parties, the provisions of this Agreement shall prevail.

6. This Agreement may be executed via facsimile or e-mail in counterparts, and each facsimile or e-mail counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date last written below.

POWER CLOUDS INC.

By: ____________________
Vincent Browne
Chief Executive Officer

Date: OCTOBER 16, 2018

ROBERTO FORLANI

By: ____________________

And

TELENERGIA EUROPE SRL

By: ____________________
Name: FRANCESCO MESSINA
Its: Administrator

SOCIETATEA COMERCIALA TELENERGIA EUROPE S.R.L. BUCUREȘTI ROMANIA

Date: October 16, 2018

TO: THE BOARD OF DIRECTORS OF
POWER CLOUDS, INC.

I hereby tender my resignation as a Member of the Board of Director of this Corporation effective as of October __, 2018. My resignation will be effective on TES's receipt of the first $50,000 payment from the Corporation and confirmation of the assignment of the remaining $50,000. My resignation is not as a result of any disagreement with this Corporation.

____
Print Name: Roberto Forlani